EXHIBIT 99.1

Morgans Hotel Group Announces Offering of $100 Million Senior Subordinated Convertible Notes

New York — October 10, 2007 — Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company”) today announced it has commenced a private offering, subject to market and other conditions, of $100 million aggregate principal amount of Senior Subordinated Convertible Notes due 2014. Up to an additional $15 million aggregate principal amount of notes may be issued at the option of the initial purchasers of the notes within 13 days of the pricing date of the notes, to cover over-allotments, if any.

The notes will be the senior subordinated unsecured obligations of the Company and will be guaranteed on a senior subordinated basis by the Company’s operating company, Morgans Group LLC. The notes will be convertible into shares of the Company’s common stock under certain circumstances and upon the occurrence of specified events. The interest rate, conversion rate and other terms will be determined by negotiations between the Company and the initial purchasers of the notes. The Company intends to use the net proceeds from the private offering to repay in full the outstanding indebtedness on its revolving credit facility, to fund the net cost of certain convertible note hedge and warrant transactions entered into in connection with the private offering (described below) and for general corporate purposes.

In connection with the notes offering, the Company plans to enter into separate convertible note hedge and warrant transactions with one or more of the initial purchasers of the notes and/or their affiliates. These transactions are intended to reduce the potential dilution to the holders of the Company’s common stock upon conversion of the notes.

In connection with these transactions, the hedge counterparties have advised the Company that they or their affiliates may purchase the Company’s common stock in secondary market transactions or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly following pricing of the notes. These activities could have the effect of increasing the price of (or preventing the decline of) the Company’s common stock concurrently or following the pricing of the notes. In addition, the hedge counterparties or their affiliates may from time to time, following the pricing of the notes, enter into or unwind various derivative transactions with respect to the Company’s common stock and/or purchase or sell the Company’s common stock in secondary market transactions. These activities could have the effect of increasing or decreasing the price of the Company’s common stock and could affect the price of the notes.

The notes will be sold to qualified institutional buyers by means of a private offering memorandum in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes, the guarantee and the shares of Company common stock issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state laws.

ABOUT MORGANS HOTEL GROUP CO.

Morgans Hotel Group Co. (NASDAQ: MHGC), which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. In February 2007, MHG and an equity partner acquired the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, Chicago, Illinois, SoHo, New York and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities and select resort destinations.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; the integration of the Hard Rock Hotel & Casino and other acquired properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

CONTACT:

Morgans Hotel Group
Richard Szymanski, 212-277-4188